Exhibit 10.7

This plan was amended effective April 19, 2007. The following is an accurate compilation of the plan as amended on that date.

2006 STOCK OPTION PLAN

OF

REXNORD HOLDINGS, INC.

Rexnord Holdings, Inc. (the “Company”), a Delaware corporation, hereby adopts this 2006 Stock Option Plan of Rexnord Holdings, Inc. The purposes of the Plan are as follows:

(1) To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company’s or one of its Subsidiaries’ business affairs, by providing a means through which they can purchase Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.

(2) To enable the Company and its Subsidiaries to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of the Company and its Subsidiaries by providing and offering them an opportunity to purchase Common Stock upon exercise of Options, including, in the case of employees, Options that are intended to qualify as “incentive stock options” under Section 422 of the Code (as defined herein).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, through one or more intermediaries or otherwise. For purposes of this definition, “control” shall mean, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

“Board” shall mean the Board of Directors of the Company.

“CEO” shall mean the Chief Executive Officer of the Company.

“Closing Date” shall mean July 21, 2006.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee appointed as provided in Section 6.1.

“Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.

“Company” shall mean Rexnord Holdings, Inc., a Delaware corporation. In addition, “Company” shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options outstanding under the Plan in a transaction to which Section 424(a) of the Code applies.

“Consultant” shall mean any Person who has entered into a consulting agreement with the Company or any of its Subsidiaries.

“Corporate Event” shall mean, as determined by the Committee (or by the Board, in the case of Options granted to Non-Employee Directors) in its sole discretion, any transaction or event described in Section 7.1(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary of the Company, or changes in applicable laws, regulations, or accounting principles.

“Director” shall mean a member of the Board.

“Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other Person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or one of its Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is designated as an Incentive Stock Option by the Committee.

“Liquidity Event” shall mean:

(a)	Approval by stockholders of the Company (or, if no stockholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Company, other than in the context of a Business Combination (as defined below) that does not constitute a Liquidity Event under paragraph (c) below;

(b)

The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (b), the following acquisitions shall not constitute a Liquidity Event; (A) any acquisition directly from the Company or any of its Subsidiaries, (B) any acquisition by the Company or any of its Subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or a successor, (D) any acquisition by any entity pursuant to a Business Combination, (E) any acquisition by a Person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities on the Closing Date (or an Affiliate, heir or descendant of such Person) or (F) any acquisition by the Principal Stockholder(s) or one of its (their) Affiliated investment funds; or

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and (2) no Person (excluding any individual or entity described in clauses (C), (E) or (F) of paragraph (b) above) beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination;

provided, however, that an underwritten public offering of the securities of the Company or any of its Subsidiaries shall in no event constitute a Liquidity Event for purposes of the Plan.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of May 24, 2006, by and among Chase Acquisition I, Inc., a Delaware corporation, Chase Merger Sub, Inc., a Delaware corporation, RBS Global, Inc., a Delaware corporation, and TC Group, L.L.C., a Delaware limited liability company.

“Non-Employee Director” shall mean a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

“Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” under Section 422 of the Code and shall include an Option which is designated as a Non-Qualified Stock Option by the Committee.

“Officer” shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

“Option” shall mean an option granted under the Plan to purchase Common Stock. “Options” include both Incentive Stock Options and Non-Qualified Stock Options.

“Optionee” shall mean an Employee, Consultant or Non-Employee Director to whom an Option is granted under the Plan.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Plan” shall mean this 2006 Stock Option Plan of Rexnord Holdings, Inc., as it may be amended from time to time.

“Principal Stockholder(s)” shall mean Apollo Management VI, L.P. or any of its Affiliated investment funds to which (a) Apollo Management VI, L.P. or any other Person transfers Common Stock, or (b) the Company issues Common Stock.

“Secretary” shall mean the Secretary of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholders’ Agreement” shall mean, with respect to an Optionee, that certain agreement by and among the Optionee, the Company and the other stockholders of the Company party thereto, which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise (and to other shares of Common Stock, if any, held by the Optionee during the term of such agreement). If an Optionee is not a party to a Stockholders’ Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee enter into a Stockholders’ Agreement with the Company.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the voting power of the equity securities or equity interests sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there is no such voting power, 50% or more of the equity securities or equity interests) is owned, directly or indirectly, by such Person.

“Termination of Consultancy” shall mean the time when the Optionee’s consulting relationship with the Company and all of its Subsidiaries terminates for any reason. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to a Termination of Consultancy.

“Termination of Directorship” shall mean the time when an Optionee who is a Non-Employee Director ceases to be a Director for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to a Termination of Directorship.

“Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee and the Company or one of its Subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company or one of its Subsidiaries. The Committee shall determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under Section 442(a)(2) of the Code.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1 Shares Subject To Plan

The shares of stock subject to Options shall be shares of Common Stock. Subject to Section 7.1, the aggregate number of such shares of Common Stock which may be issued upon exercise of Options is 2,700,000.

Section 2.2 Unexercised Options

If any Option (or portion thereof) expires or is canceled without having been fully exercised, the number of shares of Common Stock subject to such Option (or portion thereof) but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

ARTICLE III.

GRANTING OF OPTIONS

Section 3.1 Eligibility

Any Employee, Non-Employee Director and Consultant shall be eligible to be granted Options, except as provided in Section 3.2.

Section 3.2 Qualification Of Incentive Stock Options

No Incentive Stock Option shall be granted to any Person who is not an Employee.

Section 3.3 Granting Of Options To Employees Or Consultants

(a) The Committee shall from time to time:

(i) Select from among the Employees or Consultants (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of shares of Common Stock to be subject to such Options granted to such Employees or Consultants, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii) Determine the terms and conditions of such Options (provided such terms and conditions are consistent with the Plan).

(b) Upon the selection of an Employee or Consultant to be granted an Option pursuant to Section 3.3(a), the Committee shall instruct the Secretary or another authorized officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may require as a condition to the grant of an Option to an Employee or Consultant that the Employee or Consultant surrender for cancellation some or all of the unexercised Options which have been previously granted to such Employee or Consultant. An Option the grant of which is conditioned upon such surrender may have an Option price lower or higher than the Option price of the surrendered Option, may cover the same or a lesser or greater number of shares of Common Stock as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares of Common Stock, price, period of exercisability or any other term or condition of the surrendered Option.

Section 3.4 Granting Of Option To Non-Employee Directors

(a) The Board shall from time to time:

(i) Select from among the Non-Employee Directors (including those to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of shares of Common Stock to be subject to such Options granted to such selected Non-Employee Directors; and

(iii) Determine the terms and conditions of such Options (provided such terms and conditions are consistent with the Plan); provided, however, that all Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

(b) Upon the selection of a Non-Employee Director to be granted an Option pursuant to Section 3.4(a), the Board shall instruct the Secretary or another authorized officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Board may require as a condition to the grant of an Option to a Non-Employee Director that the Non-Employee Director surrender for cancellation some or all of the unexercised Options which have been previously granted to such Non-Employee Director. An Option the grant of which is conditioned upon such surrender may have an Option price lower or higher than the Option price of the surrendered Option, may cover the same or a lesser or greater number of shares of Common Stock as the surrendered Option, may contain such other terms as the Board deems appropriate (provided such terms and conditions are consistent with the Plan) and shall be exercisable in accordance with its terms, without regard to the number of shares of Common Stock, price, period of exercisability or any other term or condition of the surrendered Option.

ARTICLE IV.

TERMS OF OPTIONS

Section 4.1 Stock Option Agreement

Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall determine (provided such terms and conditions are consistent with the Plan). In the event of a conflict between the terms of the Stock Option Agreement and the terms of the Plan, the terms of the Plan shall govern. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.

Section 4.2 Exercisability Of Options

(a) Each Option shall become exercisable according to the terms of the applicable Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b) Except as otherwise provided in the applicable Stock Option Agreement, no portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable.

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Subsidiary thereof) exceeds $100,000, such options shall be treated and taxable as Non-Qualified Stock Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted, and the stock issued upon exercise of options shall designate whether such stock was acquired upon exercise of an Incentive Stock Option. For purposes of these rules, the fair market value of stock shall be determined as of the date of grant of the Option granted with respect to such stock and in the manner set forth in Section 4.3(b).

Section 4.3 Option Price

(a) The price of the Common Stock subject to each Option shall be set by the Committee (or the Board, in the case of Options granted to Non-Employee Directors); provided, however, that the price per share of Common Stock shall be not less than 100% of the fair market value of such shares on the date such Option is granted (determined as set forth in Section 4.3(b)); and, that, with respect to an Incentive Stock Option, in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, the price per share of Common Stock shall not be less than 110% of the fair market value of such shares on the date such Incentive Stock Option is granted (determined as set forth in Section 4.3(b)).

(b) For purposes of the Plan, the fair market value of a share of Common Stock as of a given date shall be:

(i) if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act), each share of Common Stock shall be valued at the closing price of a share of Common Stock on the principal exchange on which such shares are then trading, or, if no sales of Common Stock were made on such exchange on that date, the closing price of a share of Common Stock for the next preceding day on which sales of Common Stock were made on the exchange;

(ii) if the Common Stock is not traded on a National Securities Exchange but is quoted on NASDAQ or a successor quotation system and the Common Stock is listed as a National Market Issue under the NASD National Market System, each share of Common Stock shall be valued at the last sales price per share of Common Stock on such date as reported by NASDAQ or such successor quotation system, or, if no sales of Common Stock were reported by NASDAQ or such successor quotation system on that date, the last price of a share of Common Stock as reported by NASDAQ or such successor quotation system for the next preceding day on which sales of Common Stock were reported by NASDAQ or such successor quotation system; or

(iii) if the Common Stock is not publicly traded on a National Securities Exchange and is not quoted on NASDAQ or a successor quotation system, the fair market value of the Common Stock shall be determined in good faith by the Committee.

Section 4.4 Expiration Of Options

No Option may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the date the Option was granted; or

(b) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, the expiration of five years from the date the Incentive Stock Option was granted.

ARTICLE V.

EXERCISE OF OPTIONS

Section 5.1 Person Eligible To Exercise

During the lifetime of the Optionee, only the Optionee may exercise an Option (or any portion thereof) granted to the Optionee; provided, however, that the Optionee’s Eligible Representative may exercise the Optionee’s Option during the period of the Optionee’s disability (as defined in Section 22(e)(3) of the Code) notwithstanding that an Option so exercised may not qualify as an Incentive Stock Option. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by the Optionee’s Eligible Representative.

Section 5.2 Partial Exercise

At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Stock Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of shares of Common Stock.

Section 5.3 Manner Of Exercise

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

(a) Notice in writing signed by the Optionee or the Optionee’s Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of shares of Common Stock with respect to which the Option is being exercised;

(b) A copy of a Joinder to the Stockholders’ Agreement designated by the Company (in the form attached to such Stockholders’ Agreement) signed by the Optionee or Eligible Representative, as applicable;

(c) Full payment (in cash or by personal, certified or bank cashier check) for the shares of Common Stock with respect to which such Option or portion is thereby exercised; or

(i) Unless otherwise determined by the Committee (or the Board, in the case of Options to Non-Employee Directors), (A) shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company; or (B) except with respect to Incentive Stock Options, shares of the Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.3(b)) on the date of Option exercise equal to the aggregate Option price of the shares of Common Stock with respect to which such Option or portion is thereby exercised; or

(ii) Unless otherwise determined by the Committee (or the Board, in the case of Options granted to Non-Employee Directors), any combination of the consideration listed in this Section 5.3(c);

(d) The payment to the Company (in cash or by personal, certified or bank cashier check or by any other means of payment approved by the Committee and set forth in Section 5.3(c)) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option or otherwise;

(e) Such representations and documents as the Committee (or the Board, in the case of Options granted to Non-Employee Directors) deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other applicable federal or state securities laws or regulations. The Committee (or the Board, in the case of Options granted to Non-Employee Directors) may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(f) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option or portion thereof.

Section 5.4 Conditions To Issuance Of Stock Certificates

The shares of Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. A certificate of shares of Common Stock will be delivered to the Optionee at the Company’s principal place of business within thirty days of receipt by the Company of the written notice and payment, unless an earlier date is agreed upon. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Common Stock to listing on any and all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall, in its sole discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall, in its sole discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option or otherwise.

Section 5.5 Rights As Stockholders

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until such holder has signed a Joinder to the Stockholders’ Agreement designated by the Company (in the form attached to such Stockholders’ Agreement) and certificates representing such shares of Common Stock have been issued by the Company to such holder.

Section 5.6 Transfer Restrictions

Shares of Common Stock acquired upon exercise of an Option shall be subject to the terms and conditions of a Stockholders’ Agreement. In addition, the Committee (or the Board, in the case of Options granted to Non-Employee Directors), in its sole discretion, may impose further restrictions on the transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares of Common Stock. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares of Common Stock to such Employee. The Committee may direct that the certificates evidencing shares of Common Stock acquired by exercise of an Incentive Stock Option refer to such requirement.

ARTICLE VI.

ADMINISTRATION

Section 6.1 Committee

The Committee shall be the Compensation Committee of the Board. Any action required or permitted to be taken by the Committee hereunder or under any Stock Option Agreement may be taken by the Board.

Section 6.2 Delegation By Committee

To the extent permitted by applicable law, the Committee, in its sole discretion, may delegate all rights, powers and duties of the Committee under the Plan (except those granted pursuant to Sections 3.3, 4.3, 5.3(c), 5.3(e), 5.6 and Article VII) to the CEO pursuant to a written instrument signed by each member of the Committee.

Section 6.3 Duties And Powers Of CEO And The Committee

It shall be the duty of the Committee (or, if administrative authority is delegated by the Committee to the CEO pursuant to Section 6.2, the CEO, subject to the approval of the Committee) to conduct the general administration of the Plan in accordance with its provisions, and the Committee (or, if administrative authority is delegated by the Committee to the CEO pursuant to Section 6.2, the CEO, subject to the approval of the Committee) shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Non-Employee Directors. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the terms and conditions applicable to “incentive stock options” within the meaning of Section 422 of the Code. All determinations and decisions made by the Committee (or, if administrative authority is delegated to the CEO pursuant to Section 6.2, by the CEO and approved by the Committee) under any provision of the Plan or of any Option granted thereunder shall be final, conclusive and binding on all persons.

Section 6.4 Compensation, Professional Assistance, Good Faith Actions

The members of the Committee shall receive such compensation for their services hereunder as may be determined by the Board. All expenses and liabilities incurred by the members of the Committee or the Board in connection with the administration of the Plan shall be borne by the Company. The Committee or the Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the CEO, the Committee and the Board, in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Board or the CEO shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be indemnified by the Company in respect to any such action, determination or interpretation.

ARTICLE VII.

OTHER PROVISIONS

Section 7.1 Changes In Common Stock; Disposition Of Assets And Corporate Events.

(a) Subject to Section 7.1(d), (x) in the event that the Committee (or the Board, in the case of Options granted to Non-Employee Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (including, but not limited to, a Liquidity Event), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion (or in the case of Options granted to Non-Employee Directors, the Board’s sole discretion), affects the Common Stock or the value thereof, or (y) in the event of the issuance of securities of the Company or any of its Subsidiaries or interim holding companies, in addition to the securities of any such entities outstanding as of the Closing Date, that would dilute (on a fully diluted basis) the equity interests of Optionees under the Plan in the Company and its Subsidiaries to a greater degree than any such issuance would dilute (on a fully diluted basis) the equity interests of the Principal Stockholder(s) and its (their) Affiliated investment funds, taken as a whole, in the Company and its Subsidiaries (taking into account any consideration received with respect to such securities), then the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall, in such manner and at such time, and, for an event described in clause (x) above, to such extent as it deems appropriate and equitable in the circumstances, adjust any or all of the following so as to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option:

(i) The number and kind of shares (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued);

(ii) The number and kind of shares (or other securities or property) subject to outstanding Options;

(iii) The exercise price with respect to any Option; and

(iv) The financial or other “targets” specified in a Stock Option Agreement for determining the exercisability of Options.

(b) Subject to Section 7.1(d) and the terms of outstanding Options, upon the occurrence of a Corporate Event, the Committee (or the Board, in the case of Options granted to Non-Employee Directors), in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Non-Employee Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such Corporate Event or to give effect to such changes in laws, regulations or principles:

(i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event and either automatically or upon the Optionee’s request, for either the purchase of any such Option for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Option (and such additional portion of the Option as the Board or Committee may determine) immediately prior to the occurrence of such transaction or event, or the replacement of such vested (and/or other) portion of such Option with other rights or property selected by the Committee (or the Board, in the case of Options granted to Non-Employee Directors) in its sole discretion;

(ii) In its sole discretion, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that the Option (or any portion thereof) cannot be exercised after such event;

(iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Option shall be exercisable as to all shares of Common Stock covered thereby or a specified portion of such shares of Common Stock, notwithstanding anything to the contrary in (A) Section 4.2; or (B) the provisions of the applicable Stock Option Agreement;

(iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such Corporate Event, such Option (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and the exercise price subject to such Option; and

(v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

(c) Subject to Section 7.1(d), the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may, in its sole discretion, include such further provisions and limitations in any Stock Option Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.

(d) With respect to Incentive Stock Options, no adjustment or action described in this Section 7.1 or in any other provision of the Plan shall be authorized or permitted to be taken or implemented to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or any successor provisions thereto, unless the Committee determines that the Plan and/or the Options are not to comply with Section 422(b)(1) of the Code.

Section 7.2 Options Not Transferable

No Option or interest or right therein or part thereof shall be encumbered by any debts, contracts or engagements of the Optionee or the Optionee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, hypothecation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing, nothing in this Section 7.2 shall prevent transfers of the Option to the Company or by will or by the applicable laws of descent and distribution.

Section 7.3 Amendment, Suspension Or Termination Of The Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee in a written instrument. However, without stockholder approval within 12 months before or after such action no action of the Board or the Committee may, except as provided in Section 7.1, increase any limit imposed in Section 2.1 on the maximum number of shares of Common Stock which may be issued on exercise of Options, reduce the minimum Option price requirements of Section 4.3(a), or extend the limit imposed in this Section 7.3 on the period during which Options may be granted. Except as provided by Section 7.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

Section 7.4 Effect Of Plan Upon Other Option And Compensation Plans

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary of the Company. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary of the Company (a) to establish any other forms of incentives or compensation for directors, consultants or employees of the Company or any Subsidiary of the Company; or (b) to grant or assume options other than under the Plan in connection with any proper purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any Person.

Section 7.5 Approval Of Plan By Board and Stockholders

This Plan is effective as of July 21, 2006 pursuant to the approval of this Plan by the Board and the Company’s stockholders on such date.

Section 7.6 Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.7 Conformity to Laws Generally

The Plan, the granting and vesting of Options under the Plan, and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws, federal margin requirements and, to the extent applicable as the Company’s state of incorporation, the laws of the state of Delaware) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

Section 7.8 Conformity To Securities Laws

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder to the extent the Company or any Optionee is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.9 Governing Law

To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of New York, without regard to conflicts of law provisions that would give effect to the laws of another jurisdiction.

Section 7.10 Severability

In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 7.11 Amendment of Stock Option Agreements

The Committee (or the Board, in the case of Options granted to Non-Employee Directors) at any time, and from time to time, may amend the terms of any one or more existing Stock Option Agreements by agreement or resolution; provided, however, that the rights of an Optionee under a Stock Option Agreement shall not be adversely impaired without the Optionee’s written consent. The Company shall provide an Optionee with notice and a copy of any amendment made to such Optionee’s existing Stock Option Agreement.

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Rexnord Holdings, Inc. on July 21, 2006.

Executed on this 21st day of July, 2006.

REXNORD HOLDINGS, INC.

/s/ Thomas J. Jansen
Name:	Thomas J. Jansen
Title:	Executive Vice President and Chief Financial Officer